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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       -----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 26, 2002


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

            Delaware                     1-13071                 76-0625124
(State or Other Jurisdiction     (Commission File Number)    (IRS Employer
        of Incorporation)                                   Identification No.)

12001 North Houston Rosslyn                                        77086
Houston, Texas  77086                                            (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (281) 447-8787

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Item 5.  Other Events.

Hanover Compressor (NYSE: HC), the leading provider of outsourced natural gas compression services, today modified its growth strategy by high-grading its capital expenditures, thereby enabling the Company to finance its growth through net cash generated by operating activities. The Company also announced it would report lower than anticipated financial results for the fourth quarter ended December 2001, and revised financial targets for 2002.

Hanover now estimates that full year 2002 total revenues will be between $1.25 billion and $1.30 billion. The Company estimates its 2002 net income will be between $120 million and $129 million, or between $1.40 and $1.50 per fully diluted share (based on an estimated 83.8 million common and common equivalent shares outstanding). Analysts' consensus estimates for full year 2002 EPS range between $1.52 and $1.80. The Company expects to reduce capital expenditures to approximately $250 million in 2002, including approximately $60 million for equipment overhauls and other maintenance capital expenditures.

Hanover also estimates that it will generate EBITDAR between $425 million and $450 million for 2002. EBITDAR consists of the sum of consolidated net income before interest expense, leasing expense, distributions on mandatorily redeemable preferred securities, income tax, and depreciation and amortization. The Company believes that EBITDAR is a meaningful measure of its operating performance and may also be used to measure its ability to meet debt service requirements. However, EBITDAR should not be considered as an alternative performance measure prescribed by generally accepted accounting principles.

The Company now estimates that fourth quarter 2001 total revenues will be between $290 million and $310 million. The Company expects its fourth quarter 2001 net income will be between $13 million and $17 million, or between $0.16 and $0.21 per fully diluted share. Analysts' consensus estimates for fourth quarter 2001 EPS range between $0.37 and $0.39. Hanover also estimates that its fourth quarter 2001 EBITDAR (as described above) will be between $75 million and $90 million.

The Company said the lower than anticipated results reflect several factors, including reduced forecasted revenue, which includes transactions that either have been delayed or converted from sales of equipment to rental revenue, currency devaluation affecting Hanover's international operations, and higher forecasted expenses, including those associated with acquired businesses.

The Company will host a conference call at 2:00 p.m. ET, Tuesday, February 26, to discuss these matters and other recent corporate developments. To access the call, participants should dial 913-981-4912 at least 10 minutes before the scheduled start time. For those unable to participate on the call, a replay will be available from 5:00 p.m. (ET) on Tuesday, February 26, until midnight, Friday, March 8. To listen to the replay, please call (719) 457-0820. The access code for the call is 439591.

A copy of the press release issued by Hanover earlier today with respect to these matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (a)    Financial Statements of Business Acquired.

         Not applicable.

  (b)    Pro Forma Financial Information.

         Not applicable.

  (c)    Exhibits.

         99.1   Press Release, issued February 26, 2002





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HANOVER COMPRESSOR COMPANY

Date:    February 26, 2002                  By: /s/ Michael J. McGhan
                                                --------------------------------
                                            Name: Michael J. McGhan
                                            Title:   President and Chief
                                                       Executive Officer


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                                  EXHIBIT INDEX

Exhibit
Number       Description
-------      -----------

99.1         Press Release, issued February 26, 2002